UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 13, 2014

MANTRA VENTURE GROUP LTD.
(Exact name of registrant as specified in its charter)

Nevada	000-53461	26-0592672
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

#562 – 800 15355 24th Avenue, Surrey, British Columbia, Canada	V4A 2H9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (604) 560-1503

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities

On March 13, 2014, Mantra Venture Group Ltd. (the “Company”), entered into a Consulting Agreement with DC Consulting LLC (“DCC”), dated effective March 13, 2014 (the “Agreement”), whereby DCC has agreed to provide the Company with various services including management consulting, business advisory, shareholder information and public relations commencing March 17, 2014 and terminating on March 16, 2015.

The Agreement provides for a monthly cash payment in the amount of $7,250 per month and the issuance of 25,000 shares of the Company’s common stock upon execution of the Agreement and 20,000 shares of the Company’s common stock (collectively the “Shares”) per month for months 2 to 12, pursuant to the terms of the Agreement.

Effective March 13, 2014, the Company issued 25,000 shares of its common stock pursuant to an exemption from registration relying on Rule 506 of Regulation D of the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits

10.1	Consulting Agreement with DC Consulting LLC dated March 13, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANTRA VENTURE GROUP LTD.

/s/ Larry Kristof
Larry Kristof
President, Chief Executive Officer, Chief Financial
Officer, Secretary, Treasurer and Director

Date March 20, 2014